TIMESHARE HOLDINGS, INC

July 20, 2007

Timeshare Holdings, Inc and TimeShareLoans.com, Inc:

Reference is made to the Agreement and Plan of Reorganization, dated March 9, 2007 (the "Agreement"), between Timeshare Holdings, Inc. ("T Holdings") and Timeshareloans.com, ("TIMESHARE") whereby TIMESHARE became a wholly owned subsidiary of T HOLDINGS. Pursuant to the Agreement 100% of the outstanding shares of common stool. of TIMESHARE (1,182.680 shares) were acquired by T HOLDINGS in exchange for 100% of the ou standing shares of common stock of TIMESHARE (29,991,000 shares).

Pursuant to Article 2 of the Agreement:

"Within 30 days of Closing, T Holdings agreed to file with the U.S. Securities and Exchange Commission and use its best efforts to make effective, a Registration Statement on Form SB-2 or other appropriate form ("Registration Statement") to register for resale certain number of shares as agreed upon by all parties prior to Closing... Should the Registration Statement not be declared effective by November 1, 2007, the Agreement would be rescinded and all shares of T HOLLANGS issued to TIMESHARE Shareholders would be returned to T HOLDINGS and cancelled ind the shares of TIMESHARE held by T HODUNGS would be returned to the TIMES;-TARE Shareholders. Also, the directors and officers appointed at Closing shall res gn."

It is hereby agreed that the November 1, 2007 deadline fa • the effectiveness of the Registration Statement shall be changed to January 1, 2008, and all penalties that may be due as result of the Registration Statement not being declared effective prior to November 1, 2007 are hereby null and void.

All other terms and conditions of the Agreement shall mail i in full force and effect.

[SIGNATURE PAGE FOLLOWS]

TIMESHARE HOLDINGS, INC.

Date: July 23, 2007	By:	/s/ Paul Thompson
Paul Thompson
Chief Executive Officer

AGREED AND ACKNOWLEDGED: TIMESHARELOANS.COM
/s/ Paul Thompson
Paul Thompson
President Date: July 23, 2007

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